Exhibit 10-80
DTE ENERGY COMPANY
DEFERRED STOCK COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
The DTE Energy Company Deferred Stock Compensation Plan (the “Plan”) was originally established by DTE Energy Company (the “Company”) effective as of January 1, 1999. This amendment and restatement of the Plan is effective January 1, 2005, unless another effective date is specified for a particular Plan provision.
The Plan is being amended and restated effective January 1, 2005 to comply with the requirements of Code Section 409A exclusively with respect to benefits accrued and vested after December 31, 2004. It is intended that all Plan benefits accrued and vested as of December 31, 2004 are not subject to Code Section 409A. Only Plan benefits accrued and vested after January 1, 2005 are subject to Code Section 409A. Any inconsistency or ambiguity in this amended and restated Plan document is to be construed consistent with this paragraph.
As permitted by the Treasury Regulations promulgated under Code Section 409A and guidance issued by the Internal Revenue Service, the Plan has been administered in compliance with applicable guidance under Code Section 409A in effect after December 31, 2004 before the adoption of this amended and restated Plan document.
SECTION I PURPOSE
The purpose of the Plan is to further the growth, development and financial success of the Company by providing incentives to Directors (as defined below) and to assist the Company in attracting and retaining Directors by offering Directors an opportunity to earn Company Common Stock.
SECTION II ELIGIBILITY
Any Director of the Company who is not a Company employee or an employee of any Affiliate (a “Director”) shall become a participant in the Plan as of the later of January 1, 1999 or the January 1st occurring on or next following the date he or she becomes a Director. For purposes of the Plan, “Affiliate” shall mean any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities.
SECTION III ANNUAL AWARDS
Each Director participating in the Plan who is a Director on the first business day of a calendar year beginning on or after January 1, 2008 shall receive automatically on such date as a credit to an unfunded deferred stock account established for the Director under Section IV below, the number of hypothetical shares of Company Common Stock approved for that calendar year by the Corporate Governance Committee of the Company’s Board of Directors.

SECTION IV	ESTABLISHMENT AND ADMINISTRATION OF DEFERRED STOCK ACCOUNT
(A) The annual amount of hypothetical Company Common Stock awarded to a Director under Section III shall be credited to a deferred stock account maintained by the Company. Such account shall remain a part of the general funds of the Company, and nothing contained in this Plan shall be deemed to create a trust or fund of any kind or create any fiduciary relationship.
(B) The deferred stock account for each Director who is a participant in the Plan is divided into two subaccounts:
(1) The “Pre-2005 Subaccount” is the portion of a participant’s deferred stock account attributable to hypothetical shares of Company Common Stock awarded to the Director under Section III before January 1, 2005, and adjustments to the director’s deferred stock account made under this Section IV attributable to the hypothetical shares of Company Common Stock awarded to the Director before January 1, 2005.
(2) The “Post-2004 Subaccount” is the portion of a participant’s deferred stock account attributable to hypothetical shares of Company Common Stock awarded to the Director under Section III after December 31, 2004, and adjustments to the director’s deferred stock account made under this Section IV attributable to the hypothetical shares of Company Common Stock awarded to the Director after December 31, 2004.
(C) As of the last day of each month for each Director participating in this Plan and until all amounts in a Director’s deferred stock account are distributed to the Director, the deferred stock account for such Director shall be adjusted as follows:
(1) The account shall first be charged with any distributions made during the month as of the date made.
(2) Next, the account shall be credited with the amount, if any, of hypothetical Company Common Stock awarded during that month under Section III, with such credit to be made as of the date provided in Section III.
(3) Finally, the account shall be adjusted to reflect the number of hypothetical shares of Company Common Stock allocated to the account during the month to reflect reinvested cash dividends. The number of such hypothetical shares of Company Common Stock allocated to reflect reinvested cash dividends shall be equal to the number of shares of Company Common Stock that would have been allocated to the account as of any date if cash dividends paid on the equivalent number of shares of Company Common Stock treated as allocated to the account were automatically reinvested in the Company Common Stock at Fair Market Value on the trading day that is coincident with or next following the applicable dividend payment date. For purposes of the Plan, “Fair Market Value” means, before January 1, 2009, the average of the high and low sales prices of Company Common Stock or, after December 31, 2008, the closing sales price of Company Common Stock on the New York Stock Exchange (or any exchange on which

Company Common Stock is listed if at any time Company Common Stock is not listed on the New York Stock Exchange) on the specified date.
In the event of any stock dividend or split, recapitalization, reclassification, increase or decrease in the number of outstanding shares, merger, consolidation or exchanges in shares or other similar changes in the Company’s Common Stock, appropriate adjustments shall be made in the hypothetical shares of Company Common Stock allocated to each Director’s deferred stock account to reflect any such change.
A separate record of the deferred stock account and adjustments thereto shall be maintained by the Company for each participant in this Plan.
SECTION V PAYMENT OF DEFERRED STOCK ACCOUNT
(A)	Pre-2005 Subaccount:
(1) The balance of the Director’s Pre-2005 Subaccount shall be paid to a Director or, in the event of death, to his or her designated beneficiary in accordance with the Beneficiary Designation form that has been filed with the Corporate Secretary of the Company, within 15 days after the date the Director terminates his or her service on the Board of Directors of the Company for any reason. Payment shall be made in a lump sum in cash, or at the election of the Director made prior to termination of service and with the approval of the Board, in whole shares of Company Common Stock with any fractional share being paid in cash. The amount of any cash distribution from a Director’s Pre-2005 Subaccount shall be made at Fair Market Value on the trading day that is coincident with or next preceding the date of the Director’s termination of service.
(2) In the event a participating Director receives an assessment of income taxes from the Internal Revenue Service which treats any amount payable under this Plan from the Director’s Pre-2005 Subaccount as being includible in such Director’s gross income prior to the actual payment of such amount to such Director, the Company shall pay an amount equal to such income taxes to such Director within 30 days after written notice from such Director of such assessment, and such Director’s Pre-2005 Subaccount shall be reduced by an amount equal to such income taxes.
(3) Each payment under this Plan from the Director’s Pre-2005 Subaccount shall be reduced by any federal, state, or local taxes which the Company determines should be withheld from such payment.
(4) Benefits under this Plan shall be payable solely from the general assets of the Company, provided, however, that no provision in this Plan shall preclude the Company from segregating assets which are intended to be a source for payment of benefits under this Plan. Each participant in this Plan shall have the status of a general unsecured creditor of the Company. This Plan constitutes a promise by the Company to make benefit payments in the future. It is intended that this Plan be unfunded for tax purposes and that this Plan shall remain unfunded for the entire period of its existence.

(5) Notwithstanding the foregoing or anything to the contrary in the Plan, the distribution of all or any portion of a Director’s Pre-2005 Subaccount will be delayed for a period not to exceed seven months or may be subject to prior approval by the Board to the extent that the Corporate Governance Committee of the Board of Directors of the Company determines that such delay or approval is necessary or desirable to ensure that the distribution from the Director’s Pre-2005 Subaccount under the Plan will qualify for an exemption from the liability provisions imposed on the Director under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules and regulations issued thereunder. In the event of any such delay, the undistributed portion of the Director’s Pre-2005 Subaccount shall continue to be subject to adjustment as provided in Section IV until distribution is made.
(B)	Post-2004 Subaccount:
(1) A Director’s entire Post-2004 Subaccount is subject to a single election with respect to the deferral period and the form of distribution.
(2) The default deferral period for hypothetical shares awarded under Section III after December 31, 2004 is three years from date awarded. The default form of distribution for hypothetical shares awarded under Section III after December 31, 2004 is a single lump sum paid on the date the deferral period ends.
(3) A Director may elect to change the deferral period for all hypothetical shares of Company Common Stock awarded after December 31, 2004 to the date the Director’s service on the Board terminates. For purposes of the Plan, a Director’s service on the Board terminates as of the date specified by the Company in the Company’s required filing with U.S. Securities and Exchange Commission.
A Director who elects to change the deferral period for the Director’s Post-2004 Subaccount to the date the Director’s service on the Board terminates may also elect to change the form of distribution from a single lump sum to annual installments over a period of two to 10 years. The first annual installment will be paid on the date the deferral period ends (unless deferred under Section B(6)(b) of this Section V), and later annual installments will be paid on the anniversary of the date the first annual installment payment is paid. The initial installment will be determined by dividing the number of hypothetical shares of Company Common Stock in the Director’s Post-2004 Subaccount as of the first annual installment payment date by the number of annual installment payments to be made. Each annual installment payment thereafter is recalculated to reflect changes in the Post-2004 Subaccount through the anniversary of the first annual installment payment and the remaining number of annual installment payments to be made.
A Director who retains the default deferral period of three years from date awarded (or who elects before January 1, 2009 to reinstate the default deferral period of three years from the date awarded) is not permitted to elect any form of distribution other than a single lump sum paid on the date the deferral period ends.
(4) A Director who first becomes a participant in the Plan under Section II before January 1, 2009 may change the timing and form of the distribution of the Director’s Post-2004 Subaccount by filing a written election with the Company before January 1, 2009 that satisfies both of the following:
(a) The Director’s election does not defer to a date after December 31, 2008 any distribution of the Post-2004 Subaccount otherwise required to be made before January 1, 2009; and
(b) The Director’s election does not accelerate to a date before January 1, 2009 any distribution of the Post-2004 Subaccount otherwise required to be made after December 31, 2008.
(5) A Director who first becomes a participant in the Plan under Section II after December 31, 2008 may elect, not later than 30 days after the date the Director first becomes a participant in the Plan, to change the deferral period for all hypothetical shares awarded to the Director under Section III from three years after date awarded to the date the Director’s service on the Board terminates. If a Director elects under this paragraph to change the deferral period to the date the Director’s service on the Board terminates, the Director may also elect, not later than 30 days after the date the Director first becomes a participant in the Plan, to change the form of distribution from a single lump sum on the date the deferral period ends to annual installments for a period of two to 10 years. If a Director who first becomes a participant in the Plan after December 31, 2008 does not elect to change the deferral period within 30 days after the date the Director first becomes a participant in the Plan as permitted under this Section (B)(5), the Director is not permitted to change the deferral period at any later time.
(6) After December 31, 2008, a Director who has previously elected a deferral period ending on the date the Director’s service on the Board terminates may elect to change the form of distribution previously elected for the Director’s Post-2004 Subaccount by filing a written election with the Company that satisfies both of the following:
(a) The Director’s election is filed with the Company at least 12 months before the earliest date on which the distribution of the Director’s Post-2004 Subaccount would begin under the Director’s then-current distribution election; and
(b) The Director’s election designates that distribution of the Post-2004 Subaccount will begin at least 5 years after the earliest date on which distribution of the Post-2004 Subaccount would begin under the Director’s then-current distribution election.

(7) Any distribution from a Director’s Post-2004 Subaccount will be made in cash or, at the election of the Director made before termination of service and with the approval of the Board, in whole shares of Company Common Stock with any fractional share being paid in cash. The Director’s Post-2004 Subaccount will be valued at Fair Market Value on the trading day that is coincident with or next preceding:
(a) the date the deferral period ends, for any distribution made under the default deferral period of three years after the date awarded or for any single lump sum payment or first annual installment that is not delayed under Section B(6)(b) of this Article V; or
(b) the date a single lump sum payment or first annual installment is to be paid under the Director’s election under Section B(6)(b) of this Article V; or
(c) each anniversary of the first annual installment, for any distribution to be made in the form of annual installments over a period of two to 10 years.
(8) If a Director receives an assessment of income taxes from the Internal Revenue Service that treats any amount payable under this Plan from the Director’s Post-2004 Subaccount as being includible in the Director’s gross income before the actual payment of the amount to the Director, the Company will distribute from the Director’s Post-2004 Subaccount an amount equal to the income taxes to the Director within 30 days after the Company receives written notice from the Director of the assessment. The Director’s Post-2004 Subaccount will be reduced by the amount distributed to the Director under this Section B(8) of this Article V.
(9) Each payment under this Plan will be reduced by any federal, state, or local taxes the Company determines should be withheld.
(10) Benefits under this Plan are payable solely from the general assets of the Company. However, no provision in this Plan precludes the Company from segregating assets which are intended to be a source for payment of benefits under this Plan. Each participant in this Plan has the status of a general unsecured creditor of the Company. This Plan constitutes a promise by the Company to make benefit payments in the future. It is intended that this Plan be unfunded for tax purposes and that this Plan remain unfunded for the entire period of its existence.
(11) Notwithstanding the foregoing or anything to the contrary in the Plan, the distribution of all or any portion of a Director’s Post-2004 Subaccount will be delayed if the Corporate Governance Committee of the Board of Directors of the Company determines that the delay is necessary to ensure that the distribution will not violate Federal securities laws or other applicable laws. In the event of any delay, the undistributed portion of the Director’s Post-2004 Subaccount will continue to be subject to adjustment as provided in Section IV until distribution is made. The distribution will be made at the earliest date at which the Corporate Governance Committee reasonably anticipates that making the distribution will not cause a violation of Federal securities laws or other applicable laws.
SECTION VI DESIGNATION OF BENEFICIARY
Each Director, on becoming a participant, shall file with the Corporate Secretary of the Company a beneficiary designation on the form attached as Exhibit “A” designating one or more beneficiaries to whom payments otherwise due the participant shall be made in the event of his or her death while serving as a Director or after leaving the Board. A beneficiary designation will be effective only if the signed beneficiary designation form is filed with the Corporate Secretary of the Company when the Director is alive, and will cancel all beneficiary designations signed and filed previously under this Plan. If the primary beneficiary shall survive the Director but dies before receiving all the amounts due hereunder, the deferred amounts remaining unpaid at the time of death shall be paid in one lump sum to the legal representative of the primary beneficiary’s estate. If the primary beneficiary shall predecease the Director, amounts remaining unpaid at the time of the Director’s death shall be paid in the order specified by the Director to the contingent beneficiary(s) surviving the Director. If the contingent beneficiary(s) dies before receiving all the amounts due hereunder, the unpaid amount shall be paid in one lump sum to the legal representative of such contingent beneficiary(s) estate. If the Director shall fail to designate a beneficiary(s) as provided in this Section, or if all designated beneficiaries shall predecease the Director, the deferred amounts remaining unpaid at the time of such Director’s death shall be paid in one lump sum to the legal representative of the Director’s estate.
SECTION VII NON-ALIENABILITY AND NON-TRANSFERABILITY
No Director, beneficiary designated by the Director, or creditors of the Director shall have any right to, directly or indirectly, anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, or garnish any amount that is or may be payable hereunder.
SECTION VIII ADMINISTRATION OF PLAN; ARBITRATION
(A) Full power and authority to construe, interpret, and administer the Plan shall be vested in the Corporate Governance Committee of the Board of Directors of the Company. Decisions of the Corporate Governance Committee shall be final, conclusive, and binding upon all parties.
(B) Notwithstanding Section VIII(a) hereof, in the event of any dispute, claim, or controversy (hereinafter referred to as a “Grievance”) between a Director who is eligible to elect to receive the benefits provided under this Plan and the Company with respect to the payment of benefits to such Director under this Plan, the computation of benefits under this Plan, or any of the terms and conditions of this Plan, such Grievance shall be resolved by arbitration in accordance with this Section VIII(b).
(1) Arbitration shall be the sole and exclusive remedy to redress any Grievance.

(2) The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms.
(3) The arbitration shall be conducted by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association and expenses of the arbitrators and the American Arbitration Association shall be borne by the Company. Neither the Company nor such Director shall be entitled to attorneys’ fees, expert witness fees, or other expenses expended in the course of such arbitration or the enforcement of any award rendered thereunder.
(4) The place of the arbitration shall be the offices of the American Arbitration Association in the Detroit Metropolitan area, Michigan.
(5) The arbitrator(s) shall not have the jurisdiction or authority to change any of the provisions of this Plan by alteration of, addition to, or subtraction from the terms thereof. The arbitrator(s)’ sole authority shall be to apply any terms and conditions of this Plan. Since arbitration is the exclusive remedy with respect to any Grievance, no Director eligible to receive benefits provided under this Plan has the right to resort to any federal court, state court, local court, or administrative agency concerning breaches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action, or proceeding instituted in any federal court, state court, local court or administrative agency by such Director or the Company with respect to any Grievance which is arbitrable as herein set forth.
(6) The arbitration provisions shall, with respect to any Grievance, survive the termination of this Plan.
(C) The obligation of the Company to deliver shares of Company Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Corporate Governance Committee.
(D) If at any time the Corporate Governance Committee determines, in its sole discretion, that the listing, registration or qualification of shares of Company Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, no shares shall be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Corporate Governance Committee.
(E) In the event that the disposition of shares of Company Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933 as amended (the “Securities Act”), and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Corporate Governance Committee may require any individual receiving shares pursuant to the Plan, as a condition precedent to receipt of such shares, to represent to the Company in writing that the shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any shares acquired pursuant to the Plan shall include any legend that the Corporate Governance Committee deems appropriate to reflect any restrictions on transfer.
(F) No Director shall be deemed for any purpose to be or to have the rights and privileges of the owner of Company Common Stock with respect to any hypothetical shares treated as allocated to his or her deferred stock account unless and until such Director shall have become the holder thereof upon distribution under the Plan.
SECTION IX AMENDMENT OR TERMINATION OF PLAN
The Board of Directors of the Company may amend or terminate this Plan at any time. Any amendment or termination of this Plan shall not affect the rights of participants or beneficiaries to the amounts in the Directors’ deferred stock accounts at the time of such amendment or termination.
SECTION X APPLICABLE LAW
The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Michigan.
SECTION XI SUCCESSORS
The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Plan), and the heirs, executors and administrators of each Director.
IN WITNESS WHEREOF, DTE Energy Company, pursuant to the resolutions of its Board of Directors, has caused this amended and restated Plan document to be executed in its name and by its Chairman as of the 4th day of December, 2008.

DTE Energy Company
By:	/s/ Anthony F. Earley, Jr.
Anthony F. Earley, Jr.